SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2012

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01	Other Events.

On May 16, 2012, Ambac Assurance Corporation (“Ambac Assurance”), a subsidiary of Ambac Financial Group, Inc., issued a press release announcing that it has received approval from the Wisconsin Office of the Commissioner of Insurance (“OCI”) and the Commissioner of Insurance for the State of Wisconsin, acting as Rehabilitator (“Rehabilitator”) of the Segregated Account of Ambac Assurance Corporation (“Segregated Account”) to exercise call options to purchase approximately $939 million in aggregate par amount of surplus notes issued by Ambac Assurance. The approvals of OCI and the Rehabilitator are conditioned upon receipt of approval of the Circuit Court of the State of Wisconsin in Dane County (“Rehabilitation Court”). Ambac Assurance also announced that the Rehabilitator is seeking approval from the Rehabilitation Court to (i) allow Ambac Assurance to exercise such call options; (ii) permit the Segregated Account to make partial interim policy claim payments to Segregated Account policyholders; and (iii) approve the terms of a settlement on terms set forth in an offer made to the United States on behalf of the Internal Revenue Service with respect to pending disputes over the tax treatment of credit default swap contracts and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: May 17, 2012

	By:	/s/ Stephen Ksenak
Stephen Ksenak, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated May 16, 2012